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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[X]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

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      (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:  NOT
            APPLICABLE.

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      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): NOT APPLICABLE.

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77968.0003
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      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

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      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

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[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

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      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

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      (3)       FILING PARTY:  NOT APPLICABLE.

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      (4)       DATE FILED:  NOT APPLICABLE.

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
TRAVIS STREET PARTNERS,  LLC                                   910 Travis Street
                                                                      Suite 2150
                                                           Houston,  Texas 77002
                                                                fax 713 759 2040
                                                                TEL 713 759 2030
                                                    www.travisstreetpartners.com


FOR IMMEDIATE RELEASE

TRAVIS STREET PARTNERS TO RECONSIDER PROPOSAL FOLLOWING ICO EARNINGS DISAPPOINTMENT

Houston, February 9, 2001 - In response to ICO Inc.'s earnings report issued this morning for its fiscal first quarter ended December 31, 2000, Travis Street Partners, LLC ("TSP") said it is reconsidering the terms of its proposal to purchase ICO at $2.85 per share, citing material adverse changes in ICO's financial position since the prior quarter. "We are disappointed by the drop in revenues, the 20% drop in EBITDA, the drop in cash, the drop in operating income, and the drop in earnings per common share," said Tim Gollin, a TSP manager. "We expected, at a minimum, that this quarter would be flat compared to last quarter."

ICO asserted in its press release today that its financial results were "strongly improved." However, the company disclosed that EBITDA dropped from $9.8 million in the prior quarter to $7.8 million this quarter, a drop of more than 20%. In the key plastics processing segment, which represents two-thirds of ICO's revenues and assets, gross margin tumbled 25% from first quarter of FY2000, from 22.7% to 17.3%, while revenues dropped 5% in the same period. For the fiscal first quarter of FY2001, ICO lost $0.02 per share. Additionally the company's cash position has dropped by more than 20% since last quarter.

Less than two weeks ago, management wrote to shareholders, stating that `significant developments' were occurring at ICO and that and `dynamic growth' was imminent. "We are trying to reconcile the comments in ICO's letter with the results the company reported today," Gollin said. "We are baffled why ICO thinks these results are `strongly improved'."

In a departure from prior quarters, ICO has not yet scheduled a public conference call with the investor community to discuss last quarter's financial results. "Unfortunately, we may not have an opportunity to question management about this disappointing quarter," Gollin said.

ICO acquired its plastics processing business in a series of transactions which TSP believes were ill-advised, have led to increased leverage and intangible assets, and have had the result of increasing the voting power of Dr. Asher "Al"
O. Pacholder and his wife, Sylvia A. Pacholder, the Company's chairman/CFO and president/CEO respectively, despite their economic ownership of less than 1% of ICO's common shares. TSP additionally has criticized ICO governance practices, as well as ICO's employment of several Pacholder relatives in key executive slots, ICO's issuance of options to members of the Pacholder family, and voting arrangements made between the Pacholders personally and parties who sold their companies to ICO and received ICO stock as a portion of the consideration. "As we've said before," Gollin added, "the Pacholders get more out of ICO than the shareholders." For fiscal year 2000, ICO management's total compensation was five times greater than its earnings per common share.

TSP was formed by a group of private Houston investors to acquire ICO. TSP has made a proposal to acquire ICO at a base price of $2.85, an 82% premium to ICO's share price prior to the TSP proposal and a 185% premium to ICO's December low, plus a potential bonus payment based on the extent that ICO's performance in its fiscal first quarter outstrips its performance in the quarter ended September 30, 2000. Additionally, TSP has initiated a proxy fight to elect three directors to ICO's board. Their primary agenda, if elected, will be to press for a sale of ICO to the highest bidder. TSP has pledged that its directors will instruct the ICO audit committee to review compensation and other benefits received by Company senior management.

Other information about the TSP proposal and proxy contest is available at www.travisstreetpartners.com. Shareholders wishing to provide information about their shareholdings should contact TSP by email at info@travisstreetpartners.com, providing their name, number of shares held, and contact information.

                                    * * * * *

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

##



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
Message: 1590 of 1594

TSP TO RECONSIDER PROPOSAL FOLLOWING ICO EARNINGS DISAPPOINTMENT

On February 9, 2001, in view of ICO's earnings announcement for first quarter of FY2001, we issued a press release which stated, among other items, that we are reconsidering the terms of our proposal to purchase ICO at $2.85 per share.

Click below to read the full press release:

http://www.travisstreetpartners.com/FramePressrelease0209.htm

Respectfully submitted,

TRAVIS STREET PARTNERS, LLC
Tim Gollin/Manager

                                   * * * * *

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at (http://www.sec.gov) or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

February 9, 2001 press release - TRAVIS STREET PARTNERS TO RECONSIDER PROPOSAL FOLLOW ICO EARNINGS DISAPPOINTMENT

February 7, 2001 press release - TRAVIS STREET PARTNERS RESPONDS TO PACHOLDER LETTER

February 5, 2001 press release - IN LETTER TO NASDAQ, TRAVIS STREET PARTNERS QUESTIONS PACHOLDER VOTING RIGHTS

February 2, 2001 press release - ICO DELAYS RECORD DATE FOR ANNUAL MEETING, REVEALS $3 MILLION INCREASE IN PACHOLDER PARACHUTES

February 1, 2001 press release - TRAVIS STREET PARTNERS LLC IMPROVES BID FOR ICO

January 31, 2001 press release - TRAVIS STREET PARTNERS WELCOMES UPDATED PACHOLDER GROUP FILINGS

January 29, 2001 press release - TRAVIS STREET PARTNERS DEMANDS TO REVIEW ICO PAYMENTS TO PACHOLDER GROUP

January 23, 2001 press release - TRAVIS STREET PARTNERS LLC ASKS ICO BOARD OF DIRECTORS FOR INDEPENDENT ENQUIRY INTO MANAGEMENT DISCLOSURES AND COMPENSATION

January 22, 2001 press release - ICO REFUSES TO ADDRESS $2.85 ALL-CASH OFFER FROM TRAVIS STREET PARTNERS LLC

January 11, 2001 press release - HUGE PAY INCREASES FOR PACHOLDER FAMILY HIGHLIGHT MEAGER ICO PROFITS

January 10, 2001 Yahoo posting - Travis Street Partners message to the Yahoo message board community

January 4, 2001 press release - Travis Street Partners files preliminary proxy materials with SEC relating to ICO Inc.

January 2, 2001 press release - Travis Street Partners files Schedule 13D with SEC, reveals 5.02% ownership position in ICO Inc.

                                      *****

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).


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